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                                                                     EXHIBIT 3.2




                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              REVENGE MARINE, INC.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Revenge Marine, Inc.

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

     The registered office of the Corporation in the State of Nevada is located at 318 North Carson, Suite 208, Carson City, Nevada, 89701. The Corporation's registered agent at that office is Paracorp, Inc.

                                  ARTICLE III

     The duration of the Corporation is perpetual.

                                   ARTICLE IV

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Corporation Act.

                                   ARTICLE V

                                 CAPITALIZATION

     The total number of shares which this Corporation is authorized to issue is 50,000,000 shares of Common Stock, par value $0.001 per share and 300,000 shares of Preferred Stock par value $.001.

     The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock or Preferred Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby expressly authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any series and the designation, relative rights, powers, preferences, restrictions and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation, the
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determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

     (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

     (b) The annual dividend rate on the shares of that series, if any, and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

     (c) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

     (d) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

     (e) The redemption price for the shares in each particular series, if redeemable, and the terms and conditions of such redemption;

     (f) The preference, if any, of shares of such series in the event of any liquidation, dissolution or winding up on the Corporation; and

     (g) Any other relative rights, preferences, limitations and restrictions applicable to that series.


     The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

                                   ARTICLE VI

                              NO CUMULATIVE VOTING

     The holders of record of the Common Stock or Preferred Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

                                  ARTICLE VII

                              NO PREEMPTIVE RIGHTS

     No holder of record of Common Stock or Preferred Stock shall have a preemptive right or be entitled as a matter of right to subscribe for or purchase any: (i) shares of capital stock of the Corporation of any class whatsoever; (ii) warrants, options or rights of the Corporation; or (iii) securities convertible into, or carrying warrants, options or rights to subscribe for or purchase, capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized.



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                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     The Board of Directors shall consist of from one (1) to seven (7) directors who shall serve as directors until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. The number of directors may be changed from time to time in accordance with the bylaws of the Corporation then in effect. Election of directors at a meeting of shareholders need not be written ballot.

                                   ARTICLE IX

                              AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                                   ARTICLE X

                         POSSIBLE CONFLICTS OF INTEREST

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                   ARTICLE XI

                                INDEMNIFICATION

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.


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                                  ARTICLE XII

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

         To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Corporate Secretary this ______ of ___________, 1998.

ATTEST:


------------------------------               --------------------------
William A. Robinson, Secretary               Donald Mitchell, President

STATE OF ________________)
                         )SS.
COUNTY OF _______________)

         I, a Notary Public, hereby certify that on the ____ day of _____, 1998, personally appeared before me, Donald Mitchell, who after having been duly sworn, declared that he is President and Chief Executive Officer of Revenge Marine, Inc., that he signed the foregoing Amended and Restated Certificate of Incorporation as his free and voluntary act and deed for and on behalf of that Corporation for the use and purposes therein stated and that the facts therein contained are true

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ day of _________, 1998.



                                             -----------------------
                                             Notary Public


My Commission expires:


---------------------
[seal]



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